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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 28, 2003
                                                          --------------


                                TRACKPOWER, INC.
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Wyoming                             000-28506                13-3411167
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STATE OR OTHER JURISDICTION OF      (COMMISSION              (IRS EMPLOYER
INCORPORATION OR ORGANIZATION       FILE NO.)                IDENTIFICATION NO.)


67 WALL STREET, SUITE 2211, NEW YORK, NY                                   10005
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

                                 (212) 804-5704
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                        NA
              ----------------------------------------------------
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)


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Item 4.  Changes in Registrant's Certifying Accountant

         Previous Independent Accountants

         On April 28, 2003, Trackpower, Inc. dismissed PKF, Certified Public Accountants, a Professional Corporation ("PKF") as its principal accountants. Such action had been previously approved by the Registrant's Board of Directors. PKF's reports on the financial statements of the company for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to audit scope or accounting principles. PKF's reports dated June 10, 2002 and May 31, 2001 each contained a paragraph expressing substantial doubt about the Registrant's ability to continue as a going concern. From the time of PKF's appointment as the company's auditors on June 25, 1999, through the date of this report, there has been no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKF, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the two most recent fiscal years and through the date of this report there have been no reportable events.

         New Independent Accountants

         On April 28, 2003, the Registrant retained Mintz & Partners LLP of Toronto, Ontario, Canada, as the company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ended February 28, 2003. This action was previously approved by the Registrant's Board of Directors.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  23.1 Letter from PKF re: resignation as certifying accountant.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   April 28, 2003


                                  TRACKPOWER, INC.



                                  By     /s/ John Simmonds
                                     -------------------------------------------
                                         John G. Simmonds
                                         Chief Executive Officer